Exhibit 10.3
AEROVIRONMENT, INC.
NONQUALIFIED STOCK OPTION AGREEMENT
This Nonqualified Stock Option Agreement (the “Agreement”) is made as of the _______ day of                                         , _______, by and between AeroVironment, Inc., a California corporation, with its principal office at Monrovia, California (hereinafter called the “Company”), and                                          (hereinafter called “Optionee”).
WITNESSETH:
     WHEREAS, the Board of Directors and the stockholders of the Company have adopted the AeroVironment, Inc. Nonqualified Stock Option Plan (hereinafter referred to as the “Plan”); and
     WHEREAS, the Plan is to be administered by the Company’s Board of Directors; and
     WHEREAS, the Board of Directors, at a meeting duly held, determined that Optionee should be granted an option under the Plan for the purchase of that number of shares of the Company’s Common Stock specified in Section 1 hereof at the price specified in Section 2 hereof, subject to the terms and conditions set forth in the Plan and in this Agreement;
     NOW, THEREFORE, IT IS AGREED:
1. GRANT OF OPTION
     The Company hereby grants to Optionee the right and option to purchase all or any part of an aggregate of                     shares (___) of the Company’s capital stock, subject to the terms and conditions of the Plan and as hereinafter set forth.
     A copy of the Plan has been delivered to Optionee, receipt of which is hereby acknowledged. Except as otherwise expressly provided herein, all of the terms, provisions and conditions of the Plan are hereby made a part hereof for all purposes. To the extent that any provisions of this Agreement are inconsistent with those set forth in the Plan, the provisions of the Plan shall be deemed to be controlling.
2. OPTION PRICE
     The option price shall be                                          Dollars ($___) per share, being at least one hundred percent (100%) of the fair market value per share as of the date of this Agreement as determined at the sole discretion of the Board of Directors of the Company.
3. WHEN OPTION MAY BE EXERCISED
     This option shall become exercisable on the anniversaries of the date hereof indicated in the following table as to the number of shares set forth opposite said respective anniversaries less the number of shares previously purchased under this option:

Anniversary of the Date Hereof	Number of Shares
First

Second

Third

Fourth

Fifth

and such option shall remain exercisable as to all of such shares until and including the twentieth anniversary of the date hereof, which may be extended by the Board of Directors, subject however to the provisions of Sections 5 and 6 hereof. Shares as to which such option becomes exercisable pursuant to the foregoing provision may be purchased at any time thereafter prior to the expiration or termination of the option.
     Optionee acknowledges and understands that this is a nonqualified stock option plan, and that upon exercise of the option, the optionee shall become taxable on the fair market value of the stock received upon exercise of the option less the exercise price paid in connection therewith. Optionee further acknowledges and agrees that Company may have a withholding obligation in connection with any such exercise, and that Company is authorized to withhold from other compensation payable to Optionee amounts necessary to provide for such withholding, or require a deposit of such funds by Optionee prior to the delivery of shares to be issued upon exercise of the option. Company shall have no obligation with respect to the tax liability of Optionee created hereunder.
4. OPTION PERSONAL TO OPTIONEE
     This option may be exercised during the life of Optionee only by him and may not be assigned, transferred, pledged, hypothecated, sold or otherwise disposed of in whole or in part, either voluntarily or involuntarily; any attempted assignment, transfer, pledge, hypothecation, sale or other disposition will be void and of no effect; and if voluntarily entered into by Optionee, shall terminate the option. Notwithstanding the foregoing, in the event of Optionee’s death prior to the full exercise of this option, it may be transferred under his will to, and exercised by, Optionee’s personal representative or other such transferee or by operation of the laws of descent and distribution in accordance with Section 6.
5. TERMINATION OF EMPLOYMENT
     No part of this option may be exercised more than three months after the termination of Optionee’s employment with the Company except in the case of his death or disability (as defined in Section 105(d)(4) of the Internal Revenue Code of 1986, as amended) during said three month period. This option shall in no way confer upon Optionee any rights to remain in the employ of the Company. Except as otherwise provided in this Section 5, the maximum number of shares as to which this option may be exercised during the aforesaid three month period following termination of employment shall be the remaining number of shares which Optionee could have purchased, pursuant to Section 3 hereof, on the date of termination of his employment.
6. DEATH OR DISABILITY OF OPTIONEE

     If Optionee should die or become disabled within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1986, as amended, while employed by the Company or within any three month period after termination of his employment during which he is entitled to exercise the option pursuant to Section 5 hereof, this option, to the extent not previously exercised and in an amount not exceeding the number of shares Optionee could have purchased hereunder on the date of termination of employment, may be exercised by the Optionee, or if the Optionee has died, by his personal representative, heir or legatee, in whole or in part within twelve months after the Optionee ceases to be an employee of the Company (but not later than the final date set forth in Section 3 hereof).
7. LEAVE OF ABSENCE
     Military or sick leave shall not be considered a termination of employment for any purpose under this Agreement unless such period exceeds 90 days and the Optionee’s right to reemployment is not guaranteed either by statute or by contract, in which case the employment relationship shall be deemed to have terminated on the 91st day of such leave.
8. PARENT, SUBSIDIARY AND SUCCESSOR OF THE COMPANY
     All reference herein to the Company shall be deemed to include any parent or subsidiary of the Company (as defined in Section 425 of the Internal Revenue Code of 1954, as amended), unless the context shall otherwise require or indicate.
9. EXERCISE OF OPTION
     This option or any portion thereof shall be exercised by written notice delivered to the Company at its then principal offices, setting forth the number of shares with respect to which the option is being exercised, accompanied by the full amount of the purchase price, in the form of a certified or cashier’s check, or cash, or, if deemed acceptable at the discretion of the Board of Directors of the Company, stock of the Company whose fair market value equals the exercise price per share of the option multiplied by the number of shares being purchased, or such other lawful consideration as is determined acceptable by the Board of Directors at their discretion. Upon receipt of notice and payment as aforesaid, the Company shall promptly make arrangement for the issuance to Optionee of the number of shares as to which this option was exercised. Provided, however, that if any law or any regulation of any regulatory agency or other body having jurisdiction in the premises shall require any action to be taken in connection with the shares specified in said notice, then the delivery date of such shares shall be extended for a period reasonably necessary to permit the Company to take such action. Provided further that the Company shall not be obligated to issue shares pursuant to the option if counsel for the Company determines that such issuance would or would likely be in violation of any applicable securities laws. The Company reserves the right to require that the Optionee, prior to receipt of the shares, represent and warrant in writing, in form and substance satisfactory to the Company, that the shares purchased are being acquired without any view to the distribution thereof and agree in writing to the imposition of legends on the stock certificates setting forth any restrictions upon disposition under applicable securities laws.
     In the event Optionee wishes to sell any shares purchased pursuant to this option prior to the expiration of (a) one year from the date of their issuance, or (b) two years from the date of the granting of this option, he shall notify the Company in writing not less than thirty days prior to such sale.
10. FRACTIONAL SHARES
     Notwithstanding any other provisions herein to the contrary, the Optionee shall in no event be entitled to exercise his option for any fractional shares and any such fractional interests shall be disregarded.
11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION
     The shares subject to this option shall be subject to equitable and proportionate adjustment by the Board of Directors in the manner set forth in Section 13 of the Plan in the event of the occurrence of any of the events specified therein.

12. SHARES SUBJECT TO STOCK REPURCHASE AGREEMENT
     Notwithstanding any other Section of this Agreement, under Section 2 of the Plan, and pursuant to this Section 12, the stock to be received upon exercise of this option Agreement will be subject to a Stock Repurchase Agreement to be executed, at the time any or all of this option grant is first exercised, between the Company and the Optionee, which Stock Repurchase Agreement will be in substantially the same form as Exhibit “A” hereto. Notwithstanding any other Section of this Agreement, the Company need not issue any stock to Optionee pursuant to this Agreement unless and until the parties hereto execute a Stock Repurchase Agreement as described above.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“Company”:

AEROVIRONMENT, INC.

By

Timothy E. Conver, President

(Corporate Seal)	By

Joseph S. Edwards, Secretary

“Optionee”: